The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 26, 2019

PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated October 4, 2016)	File No. 333-213766

 PRECISION THERAPEUTICS INC.

[•] Shares

Warrants to Purchase [•] Shares

Common Stock

We are offering [•] shares of our common stock and warrants to purchase up to [•] shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The common stock and warrants will be sold in units (the “Units”), with each Unit consisting of one share of common stock and a warrant to purchase 0.5 of a share of our common stock at an exercise price of $[•] per share. Each Unit will be sold at a purchase price of $[•]. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately.

Our common stock is listed on The NASDAQ Capital Market under the symbol “AIPT.” The last reported trading price of our common stock on March 25, 2019 was $0.8159 per share. There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 6 of the accompanying prospectus, and in Exhibit 99.1 to our Current Report on Form 8-K filed on February 26, 2019 for a discussion of information that should be considered in connection with an investment in our securities.

As of March 25, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or “public float,” was $17,127,479.73, based on 15,792,586 shares of outstanding common stock, of which 151,052 shares are held by affiliates, and a per share price of $1.095, which represents the average of the last bid and ask prices of our common stock on January 31, 2019. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold our securities pursuant to General Instruction I.B.6 of Form S-3 in the aggregate amount of $2,004,787.50, as calculated under such General Instruction. Pursuant to such General Instruction, in no event will we sell securities in a public primary offering in reliance on such General Instruction with a value exceeding one-third of our public float in any 12-month period.

We have engaged Dawson James Securities, Inc. as our exclusive placement agent in connection with this offering. Dawson James Securities, Inc. is not purchasing or selling any of these securities nor is it required to arrange for our sale of any specific number or dollar amount of securities, but have agreed to use their best efforts to arrange for the sale of the securities offered by this prospectus supplement. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is [•], 2019

TABLE OF CONTENTS

Prospectus Supplement

About this Prospectus Supplement	S-ii
Prospectus Supplement Summary	S-1
The Offering	S-5
Risk Factors	S-7
Special Note Regarding Forward-Looking Statements	S-9
Use of Proceeds	S-10
Dilution	S-11
Description of Securities We are Offering	S-12
Plan of Distribution	S-15
Legal Matters	S-17
Experts	S-17
Where You Can Find More Information	S-17
Important Information Incorporated By Reference	S-18

Prospectus

About this Prospectus	i
The Company	1
Risk Factors	6
Note Regarding Forward Looking Statements	7
Ratio of Earnings to Fixed Charges	8
Use of Proceeds	9
Description of Capital Stock	10
Description of Warrants	15
Description of Debt Securities	17
Description of Units	25
Plan of Distribution	26
Legal Matters	28
Experts	28
Where You Can Find More Information	28
Important Information Incorporated by Reference	28

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

 This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 4, 2016, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context requires otherwise or unless otherwise indicated, all references to “Precision Therapeutics,” “the Company,” “we,” “our,” or “us,” or similar references refer collectively to Precision Therapeutics Inc.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us. You should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus supplement, including statements under this summary and “Risk Factors” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering. References to “we,” “our,” “us,” the “Company,” or “Precision” refer to Precision Therapeutics Inc., a Delaware corporation.

The Company

Precision Therapeutics (NASDAQ: AIPT) operates in two business areas: first, applying artificial intelligence to personalized medicine and drug discovery to provide personalized medicine solutions for patients and clinicians as well as clients in the pharmaceutical, diagnostic, and biotech industries, and second, production of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal.

Precision’s medicine business is committed to improving the effectiveness of cancer therapy using the power of artificial intelligence (AI) applied to rich data diseases databases. This business launched with Precision’s acquisition of 25% of the capital stock of Helomics Holding Corporation (“Helomics”), a precision medicine company and integrated clinical contract research organization whose mission is to improve patient care by partnering with pharmaceutical, diagnostic, and academic organizations to bring innovative clinical products and technologies to the marketplace. In addition to its proprietary precision diagnostics for oncology, Helomics offers boutique Contract Research Organization (CRO) services that leverage their patient-derived tumor models, coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and a proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to our client’s specific needs.

On October 26, 2018, Precision entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Helomics Acquisition, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and Helomics. The Merger (as defined below) will provide the Company with full access to Helomics’ suite of Artificial Intelligent, precision diagnostic and integrated CRO capabilities, which improve patient care and advance the development of innovative clinical products and technologies for the treatment of cancers. The Merger Agreement amends and restates the Agreement and Plan of Merger dated June 28, 2018, previously entered into among the Company, Merger Sub and Helomics. The Merger Agreement contemplates a forward triangular merger whereby Helomics will merge with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned operating subsidiary of the Company (the “Merger”).

Precision has also formed a subsidiary, TumorGenesis, to pursue a new rapid approach to growing tumors in the laboratory, which essentially “fools” the cancer cells into thinking they are still growing inside the patient. Precision and Helomics have also announced a proposed joint venture with GLG Pharma focused on using their combined technologies to bring personalized medicines and testing to ovarian and breast cancer patients, especially those who present with ascites fluid (over one-third of patients). The growth strategy in this business includes securing new partnerships and considering acquisitions in the precision medicine space.

Sold through the Skyline Medical business of Precision Therapeutics, The STREAMWAY System virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical’s STREAMWAY System fully automates the collection, measurement, and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with OSHA and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S.

S-1

For more information regarding Precision’s businesses, please carefully consider the information contained in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider such information as well as other information we include or incorporate by reference in this prospectus.

Recent Developments

Approval of Matters at Special Stockholders Meeting; Satisfaction of Certain Conditions to the Merger. At a special meeting of stockholders on March 22, 2019, the Company’s stockholders took the following actions:

(i) The stockholders approved (a) the Merger Agreement, the Merger and the issuance of shares of Precision’s common stock and Series D convertible preferred stock to Helomics’ security holders pursuant to the terms of the Merger Agreement, and (b) the issuance of shares of Precision common stock and Precision warrants to the holders of Helomics notes and warrants pursuant to a registered exchange offer (the “Exchange Offer”).

(ii) The stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. The amendment became effective on March 22, 2019.

(iii) The stockholders approved (a) an amendment to Precision’s Certificate of Incorporation and (b) an amendment to Precision’s Amended and Restated Bylaws to establish a classified Board of Directors. The amendments became effective on March 22, 2019, and the Board of Directors was divided into three classes, with terms expiring in various years and subject to future reelection for three-year terms.

(iv) The stockholders approved amendments to Precision’s Amended and Restated 2012 Stock Incentive Plan to (a) increase the reserve of shares of common stock authorized for issuance thereunder to 10,000,000, (b) increase certain thresholds for limitations on grants, and (c) re-approve the performance goals thereunder.

The approvals described in items (i), (ii) and (iii) above have satisfied certain conditions to the consummation of the Merger under the Merger Agreement. In addition, the holders of $7.3 million in principal amount of the Helomics notes, representing 96% of the aggregate principal amount of the Helomics notes, have accepted the Exchange Offer. Such acceptance satisfied a further condition to consummation of the Merger. The exchange of the securities under the Exchange Offer will be effective as of the effective date of the Merger.

Upon the satisfaction or waiver of the remaining conditions, the Company expects the Merger and the Exchange Offer to be completed, and Helomics will become a wholly owned subsidiary of the Company. On that date, the Company will issue 4.0 million shares of Precision Common Stock and 3.5 million shares of Precision Series D convertible preferred stock (“Series D Preferred Stock”) as Merger consideration to holders of Helomics capital stock. This issuance is in addition to the 1.1 million shares of Precision Common Stock previously issued to Helomics as consideration for Precision’s prior acquisition of a twenty percent ownership interest in Helomics; these 1.1 million shares will remain outstanding and will be distributed to holders of Helomics capital stock. Each share of Precision Series D Preferred Stock is convertible into one share of Precision Common Stock starting one year after issuance, subject to adjustment. In the Exchange Offer, based on the exchange of $8.6 million in outstanding principal and interest balance of promissory notes and the associated Helomics warrants and the conversion of the remaining Helomics warrants, Precision will issue: (1) approximately 8.6 million additional shares of Precision Common Stock, (2) approximately 14.8 million warrants to purchase Precision Common Stock at an exercise price of $1.00 per share and (3) 0.6 million warrants to purchase Precision Common Stock at an exercise price of $0.01 per share. The pending issuance of the 4.0 million shares of Precision Common Stock and 3.5 million shares of Series D Preferred Stock in the Merger and the issuance of the 8.6 million shares of Precision Common Stock and the aggregate 15.4 million Precision warrants in the Exchange Offer are referred to in this prospectus supplement as the “Merger Issuance.” There is no assurance that the Merger will close.

S-2

Immediately after the Merger Issuance, the former Helomics security holders will own approximately 44.4% of the issued and outstanding shares of Common Stock and Precision stockholders will own approximately 55.6% of the issued and outstanding shares of Common Stock. The former holders of Helomics warrants will hold warrants that would represent 31.7% of the outstanding shares of the Precision Common Stock if exercised. After such exercise and the assumed conversion of the 3,500,000 shares of Series D Preferred Stock into 3,500,000 shares of Common Stock one year after the Merger, pre-merger Precision stockholders would own 33.8% of the outstanding Precision shares, historic Helomics stockholders would own 16.1% of the outstanding shares, and the former Helomics noteholders would own 50.1% of the outstanding shares.

February 2019 Registered Direct Offering. On February 27, 2019, we entered into a Placement Agency Agreement (the “Placement Agency Agreement”) pursuant to which Dawson served as placement agent on a “best efforts” basis (the “Placement Agent”) for a registered direct offering in which the Company sold 1,385,000 shares of the Company’s common stock (“Common Stock”) and warrants to purchase up to 692,500 shares of Common Stock (the “Warrants”) (the “Offering”). The Common Stock and Warrants were sold in units (the “Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase 0.5 of a share of our Common Stock at an exercise price of $1.00 per whole share. The Warrants are exercisable at any time on or after the date of issuance and expire on the fifth anniversary of issuance. The Units were sold at a price of $0.90 per Unit, resulting in gross proceeds to the Company of approximately $1.25 million, before deducting placement agent fees and estimated offering expenses. The net offering proceeds to the Company, after deducting the placement agent’s fees and other estimated offering expenses payable by the Company, were approximately $1.08 million. The closing of the Offering occurred on March 1, 2019. Pursuant to the Placement Agency Agreement, Dawson James received cash compensation of $99,720 for commissions and expenses. Also pursuant to the Placement Agency Agreement, the Company entered into Unit Purchase Option agreements, dated as of March 1, 2019 (the “Unit Purchase Options”), pursuant to which the Company granted the Placement Agent or its assigns the right to purchase from the Company up to an aggregate of 69,250 Units (which represents 5% of the Units sold to investors in the offering) at an exercise price equal to 125% of the public offering price of the Units in the offering, or $1.125 per Unit. The Unit Purchase Options shall expire on February 27, 2024.

Forbearance Agreements with Prior Investors and Amended and Restated Notes. Effective as of February 7, 2019 (the “Effective Date”), Precision Therapeutics Inc. (the “Company,” “we,” or “our”) entered into a: (1) a Forbearance Agreement with each of L2 Capital, LLC (“L2”) and Peak One Opportunity Fund, LP (“Peak One” and, together with L2, the “Investors”) (together, the “Forbearance Agreements”), and (2) an Amended and Restated Senior Secured Promissory Note with each of the Investors (together, the “Amended and Restated Notes”).

The Amended and Restated Notes amend and restate in their entirety the Senior Secured Promissory Notes dated September 28, 2018 issued by the Company to the Investors on September 28, 2019 (together, the “Notes”). The Notes were in the original principal amount of an aggregate $2,297,727.50 and were issued in exchange for a $2,000,000 (less commissions) investment by the Investors in the Company, with net proceeds to the Company of $1,815,000 (the “Note Offering”). In connection with the Note Offering, the Company entered into, among other things, a Registration Rights Agreement with each of the Investors (together, the “Registration Rights Agreements”).

Pursuant to the Forbearance Agreements, the Investors will forbear on their rights to accelerate the Notes and the Company will pay default penalties in connection with (1) a claimed event of default under the Registration Rights Agreements from the timing of filing a registration statement to register the Investors’ shares of the Company’s common stock issuable in connection with the Offering and (2) an event of default under the Notes from failing to obtain shareholder approval of the Company’s proposed Merger with Helomics by January 1, 2019.

On the Effective Date, the principal amount of the Notes (and as amended and restated, the Amended and Restated Notes) was increased by 15% of the current principal amount (i.e., by $242,386 for L2 and $102,273 for Peak One). On February 11, 2019, the Company issued 116,667 additional shares of common stock to L2 and 50,000 additional shares of common stock to Peak One (collectively, the “Forbearance Shares”). Pursuant to the Forbearance Agreements, the Company also agreed to use its best efforts to file with the SEC a registration statement covering the Forbearance Shares and to cause such registration statement to become effective as quickly as practicable.

The Company and the Investors also agreed that if (a) the Company obtains shareholder approval of the Merger by March 31, 2019, (b) the Registration Statement on Form S-3 filed by the Company on December 19, 2018 covering the transaction shares stays effective and (c) there are no other defaults under the Notes (and as amended and restated, the Amended and Restated Notes), the Registration Rights Agreements or any document issued in connection with the Note Offering, then the above defaults will be considered cured (the “Default Cure”), and the Amended and Restated Notes will not be accelerated and no additional default penalties will be paid. If this is not accomplished or there is any other default under the transaction documents, the forbearance will end, the Amended and Restated Notes will accelerate and the Investors may assert all of their rights. The Company believes that, as a result of the effectiveness of such registration statement on February 13, 2019 and the stockholder approval of the Merger on March 22, 2019, the Default Cure has been achieved.

Interest on the Notes accrued at a default rate of 18% beginning November 15, 2018 through the date of the Default Cure and has returned to the original rate of 8% upon achievement of the Default Cure. Upon certain financings, the Company is required to apply a portion of the proceeds to repayment of the Amended and Restated Notes.

Additional Investment by Carl Schwartz. On February 6, 2019, Carl Schwartz, our Chief Executive Officer, made an additional investment of $300,000 in the Company, following his November 30, 2018 and January 8, 2019 investments in the Company in the aggregate amount of $1,320,000. In connection with the new investment, Dr. Schwartz received a Second Amended and Restated Promissory Note in the original principal amount of $1,620,000. (the “Schwartz Note”) and a Second Amended and Restated Common Stock Purchase Warrant (the “Schwartz Warrant”). The Schwartz Note and the Schwartz Warrant amend and restate the amended and restated promissory note and amended and restated common stock purchase warrant issued to Dr. Schwartz in connection with the previous investments.

S-3

The Schwartz Note bears interest at the rate of eight percent (8%) per annum on the principal amount. The maturity date for the Schwartz Note is February 6, 2020, and is the date upon which the principal sum, as well as any accrued and unpaid interest and other fees, shall be due and payable. The Schwartz Note may be prepaid in whole or in part at any time, and upon certain financings, the Company is required to apply a portion of the proceeds to repayment of the Schwartz Note.

As additional consideration for the investment, the Company issued the Schwartz Warrant with an exercise price of $0.836 per share for the initial 221,292 shares that related to the November 2018 investment (the “First Tranche”), an exercise price of $0.704 per share for the additional 748,415 shares (subject to increase as described below) relating to the second investment (the “Second Tranche”), and an exercise price of $1.188 per share for the additional 138,889 shares (subject to increase as described below) relating to the current investment (the “Third Tranche”). The exercise price in each case is equal to 110% of the closing sale price of the common stock on the date of the applicable investment. Each tranche of the Schwartz Warrant is exercisable beginning on the sixth month anniversary of the date of the related investment through the fifth year anniversary of the date of the related investment.

On February 1, 2019 and the first day of each calendar month thereafter while the Schwartz Note and the Schwartz Warrant remain outstanding, a number of additional shares will be added to the Second Tranche and the Third Tranche equal to (1) one-half percent (1/2%) of the outstanding principal balance of the Schwartz Note on such date, divided by (2) the closing price of the Company’s common stock on that date. The number of warrant shares will be subject to a share limit such that the total of (a) the 78,128 shares of common stock purchased by Dr. Schwartz on January 8, 2019, and (b) the total number of warrant shares (1,108,596 warrant shares as of February 6, 2019) may not exceed 2,818,350 shares (equal to 19.9% of the outstanding shares of Common Stock on January 8, 2019). If the Second Tranche and/or Third Tranche cannot be increased as required herein due to the share limit, then in lieu of any such increase, the Company shall pay to Dr. Schwartz a cash amount equal to one-half percent (1/2%) of the principal balance of the Schwartz Note in lieu of such increase.

Corporate Information

We were originally incorporated on April 23, 2002 in Minnesota as BioDrain Medical, Inc. Effective August 6, 2013, BioDrain Medical, Inc. changed its name to Skyline Medical Inc. Pursuant to an Agreement and Plan of Merger effective December 16, 2013, Skyline Medical Inc. merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware corporation as the surviving corporation of the merger. On August 31, 2015, Skyline Medical Inc. completed a successful offering and concurrent uplisting to The NASDAQ Capital Market. On February 1, 2018, Skyline Medical Inc. filed with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Incorporation to change its corporate name from Skyline Medical Inc. to “Precision Therapeutics Inc.” Skyline Medical (“Skyline”) remains as a division of Precision and principally manufactures the STREAMWAY System.

Our address is 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. Our telephone number is (651) 389-4800, and our website address is www. precisiontherapeutics.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus.

Risk Factors

Our business is subject to numerous risks. For a discussion of the risks you should consider before purchasing our securities, see “Risk Factors” on page S-7 of this prospectus supplement.

S-4

THE OFFERING

Offering Price	$[•] per Unit

Securities offered by us	[•] Units, with each Unit consisting of one share of common stock and a warrant to purchase 0.5 of a share of our common stock at an exercise price of $[•] per share. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of warrants issued in this offering.

Common stock outstanding immediately before this offering (1)	15,792,586 shares

Common stock outstanding immediately after this offering (1)(2)	[•] shares, assuming exercise of all warrants issued in this offering into an aggregate of [•] shares of common stock.

Proceeds of offering	Assuming we complete the maximum offering, we estimate that the net proceeds from the offering, after deducting placement agent fees and estimated offering expenses, will be approximately $[•].

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes; however we may be required to use proceeds from this offering the repay outstanding indebtedness. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	An investment in our securities involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 6 of the accompanying prospectus and in the information incorporated by reference into this prospectus supplement, including the risks discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, for a discussion of factors you should carefully consider before deciding to invest in our securities.

Listing	Our common stock is listed on The NASDAQ Capital Market under the symbol “AIPT.” There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

 _____________

(1)	The number of shares of our common stock to be outstanding immediately before and immediately after this offering is based on 15,792,586 shares of common stock outstanding as of March 25, 2019, assumes the conversion of all outstanding shares of our Preferred Stock into an aggregate of 79,246 additional shares of common stock, and excludes:

•	the Merger Issuance;

•	4,095,111 shares of our common stock issuable upon the exercise of stock options outstanding as of March 25, 2019, having a weighted average exercise price of $1.66 per share;

S-5

•	1,255,072 shares of our common stock available as of March 25, 2019 for future issuance under to our Amended and Restated 2012 Stock Incentive Plan;

•	5,212,674 shares of our common stock issuable upon the exercise of common stock purchase warrants outstanding as of March 25, 2019, having a weighted-average exercise price of $4.10 per share;

•	3,294,087 shares of our common stock issuable upon conversion of convertible promissory notes outstanding as of March 25, 2019; and

•	69,250 shares of our common stock issuable upon exercise of certain placement agent unit purchase options issued in connection with our previous securities offerings at an average exercise price of $1.125 per unit, and up to 34,625 shares of our common stock issuable upon the exercise of the underlying warrants at an exercise price of $1.00 per share.

(2)	The number of shares of our common stock to be outstanding immediately after this offering also excludes up to [•] shares of our common stock issuable upon exercise of the placement agent unit purchase option to be issued in connection with this offering at an exercise price of $[•] per Unit, and up to [•] shares of our common stock issuable upon the exercise of the underlying warrants. The placement agent unit purchase option and underlying warrants and shares are not covered by this prospectus supplement.

S-6

RISK FACTORS

An investment in our common stock involves a number of risks.  Before deciding to invest in our common stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and in Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 26, 2019, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with an offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to this Offering

Management will have broad discretion over the use of the net proceeds from the sale of shares by us and may apply the net proceeds in ways that do not improve our operating results or increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Holders of certain Amended and Restated Senior Secured Promissory Notes may require that we use portions of the proceeds from this offering to repay outstanding indebtedness thereunder.

Effective as of September 28, 2018, we issued one-year convertible promissory notes to each of two institutional investors (the “Investors”) (together, the “Notes”) in the original principal amount of an aggregate $2,297,727.50. The Notes accrue interest at a rate of 8% per annum (with twelve months of interest guaranteed). The Notes may be prepaid in any amount, provided that any amounts that are repaid from and after January 26, 2019 (including repayment at maturity and mandatory prepayments discussed below) will be subject to a 25% repayment penalty.

Effective as of February 7, 2019, we entered into a Forbearance Agreement with each of the Investors pursuant to which, among other things, the Investors agreed to forbear on their rights to accelerate the Notes based on certain alleged events of default. In connection with such forbearance, we issued Amended and Restated Senior Secured Promissory Notes that replaced the Notes and, among other things, increased the aggregate principal amount of our indebtedness to the Investors to $2,642,386.50.

As long as the Amended and Restated Notes remain outstanding, if we receive cash proceeds from any source other than (i) sales of our products or (ii) the first $2,000,000 of proceeds from securities offering transactions, we are required to inform the Investors of such receipt, following which each Investor has the right to require that we apply up to 50% of such proceeds to repay outstanding amounts owed under their note. We have already received more than $2,000,000 in aggregate cash proceeds from securities offering transactions as of the date of this prospectus supplement. As a result, all of the proceeds from this offering may be subject to the Investors’ repayment rights. See “Use of Proceeds” on page S-10 of this prospectus supplement.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

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You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Because the price per Unit being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the sale of [•] Units in this offering at the public offering price of $[•] per Unit, and after deducting placement agent fees and estimated offering expenses payable by us, and assuming no exercise of the warrants offered hereby, and based on a net tangible book value of our common stock of $0.15 per share as of September 30, 2018, if you purchase Units in this offering, you will suffer immediate and substantial dilution of $[•] per share in the net tangible book value of common stock. The exercise price of the warrants offered hereby is also significantly higher than the net tangible book value per share of our common stock immediately after this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Units in this offering.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus supplement.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of Units offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

We are selling the securities offered in this prospectus on a “best efforts” basis and may not be able to sell any of the securities offered herein.

We have engaged Dawson James Securities to act as a placement agent in connection with this offering. Although Dawson James will use its reasonable best efforts to arrange for the sale of the securities, it is under no obligation to purchase any of the securities. As a result, there are no firm commitments to purchase any of the securities in this offering. Consequently, there is no guarantee that we will be capable of selling all, or any, of the securities being offered hereby.

The placement agent in this offering may have a potential conflict of interest.

On October 26, 2018, the Company, Helomics Acquisition, Inc. (“Merger Sub”), the Company’s wholly owned subsidiary, and Helomics Holding Corporation (“Helomics”) entered into a Merger Agreement. The foregoing Merger and a related share exchange are subject to numerous closing conditions. In the event that the Merger and related share exchange are consummated, Dawson James Securities Inc. (“Dawson”) and a number of individuals associated with Dawson, including, among others, Robert D. Keyser, Jr., Richard Aulicino and R. Douglas Armstrong (who are also members of the Helomics Board of Directors and/or material shareholders of Helomics) will hold in the aggregate approximately 22% of the outstanding shares of the Company’s securities on a post-Merger basis, including non-voting preferred shares to be received by Dawson and its affiliates in connection with the Merger and assuming the exercise of warrants to purchase approximately 817,000 shares of Precision common stock to be received in connection with the Merger.

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Dawson and/or its affiliates do not have a “conflict of interest” as defined under FINRA Rule 5121(f)(5) because consummation of the Merger and related share exchange are uncertain. However, to the extent the foregoing Merger and related share exchange are consummated thereafter, the requirements of such Rule may be triggered, and, as required under the Rule, among other things, a “qualified independent underwriter” may need to participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, future public offerings of the Company involving Dawson. Finally, while Dawson believes that it can and will perform its obligations in connection with this offering without bias or influence, it is possible that Dawson’s interest in the outcome of the Merger and related share exchange could affect its judgment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus and the accompanying prospectus supplement are “forward-looking statements” that indicate certain risks and uncertainties related to the Company, many of which are beyond the Company’s control. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this report. Important factors that may cause actual results to differ from projections include:

•	Risks related to the Merger, including the fact that Precision and Helomics may not complete the Merger; the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the Merger; costs associated with the Merger may be higher than expected; the Merger may result in disruption of Precision’s and Helomics’ existing businesses, distraction of management and diversion of resources; delay in completion of the Merger may significantly reduce the expected benefits; and the market price of Precision’s common stock may decline as a result of the Merger and the consummation of the related exchange offer;

•	Risks related to the proposed joint ventures, including the need to negotiate the definitive agreements for the joint ventures; possible failure to realize anticipated benefits of the joint ventures; and costs of providing funding to the joint ventures

•	Current negative operating cash flows, as well as the impact on our cash levels of advances to our strategic partners and possible future advances to such organizations or others;

•	The terms of any further financing, which may be highly dilutive and may include onerous terms;

•	Risk that we will be unable to protect our intellectual property or claims that we are infringing on others’ intellectual property;

•	The impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company’s technology;

•	Inability to raise sufficient additional capital to operate our business;

•	Risk that we never become profitable if our product is not accepted by potential customers;

•	Possible impact of government regulation and scrutiny;

•	Unexpected costs and operating deficits, and lower than expected sales and revenues, if any;

•	Adverse economic conditions;

•	Adverse results of any legal proceedings;

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•	The volatility of our operating results and financial condition;

•	Inability to attract or retain qualified senior management personnel, including sales and marketing personnel;

•	The potential delisting of our common stock from The Nasdaq Capital Market if we do not continue to meet applicable listing standards; and

•	Other specific risks that may be alluded to in this prospectus or documents incorporated herein.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in our SEC filings. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Information regarding market and industry statistics contained in this prospectus supplement and the accompanying prospectus is included based on information available to the Company that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this prospectus supplement and the accompanying prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

USE OF PROCEEDS

Assuming we complete the maximum offering, we estimate that the net proceeds from the sale of the [•] Units that we are offering will be approximately $[•] million, based on the public offering price of $[•] per Unit and after deducting the estimated placement agent fees and estimated offering payable by us. This does not include the proceeds, if any, from the exercise of the warrants issued in the offering.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. However, holders of the Amended and Restated Notes described below may require that we use portions of the proceeds from this offering to repay outstanding indebtedness under those Amended and Restated Notes. We cannot predict with certainty the amount, if any, of such debt repayment.

Effective as of September 28, 2018, we issued convertible promissory notes to each of two institutional investors (the “Investors”) (together, the “Notes”) in the original principal amount of an aggregate $2,297,727.50, in exchange for an investment of $2,000,000, less commissions, which resulted in net proceeds to us of $1,815,000. We have granted to each of the Investors a security interest in our assets to secure repayment of the Notes. We originally used the proceeds from the Notes for working capital and general corporate purposes, which included loaning portions of the proceeds to Helomics.

The maturity date of the Notes is September 28, 2019. The Notes accrue interest at a rate of 8% per annum (with twelve months of interest guaranteed). The Notes may be prepaid in any amount, provided that any amounts that are repaid from and after January 26, 2019 (including repayment at maturity and mandatory prepayments discussed below) will be subject to a 25% repayment penalty. The Notes permit the Investors to convert certain amounts outstanding thereunder into shares of our common stock on the terms and conditions set forth therein.

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Effective as of February 7, 2019, we entered into a Forbearance Agreement with each of the Investors pursuant to which, among other things, the Investors agreed to forbear on their rights to accelerate the Notes based on certain alleged events of default. In connection with such forbearance, we issued Amended and Restated Senior Secured Promissory Notes to the Investors that amended and restated the Notes in their entirety (the “Amended and Restated Notes”). The Amended and Restated Notes increased, as of February 7, 2019, the aggregate principal amount of our indebtedness to the Investors by 15% (i.e., by $344,659 in the aggregate) , resulting in aggregate outstanding principal of $2,642,386.50. Interest on the Notes accrued at a default rate of 18% beginning November 15, 2018 through the date of the Default Cure, as described below, and has returned to the original rate of 8% upon achievement of the Default Cure. The Company believes that, as a result of the effectiveness of a resale registration statement on February 13, 2019 and the stockholder approval of the Merger on March 22, 2019, it has achieved the Default Cure as set forth in the Forbearance Agreements, and no additional default penalties will be paid

As long as the Amended and Restated Notes remain outstanding, if we receive cash proceeds from any source other than (i) sales of our products or (ii) the first $2,000,000 of proceeds from securities offering transactions, we are required to inform the Investors of such receipt, following which each Investor has the right to require that we apply up to 50% of such proceeds to repay outstanding amounts owed under their note. We have already received more than $2,000,000 in aggregate cash proceeds from securities offering transactions as of the date of this prospectus supplement. As a result, all of the proceeds from this offering may be subject to the Investors’ repayment rights.

The foregoing description of the Forbearance Agreements and the Amended and Restated Notes is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to our Current Report on Form 8-K filed with the SEC on February 12, 2019, and are incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

DILUTION

Our net tangible book value as of September 30, 2018 was approximately $2.1 million, or $0.15 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2018. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this public offering.

After giving effect to the sale of [•] Units in this offering at the offering price of $[•] per Unit, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2018 would have been approximately $[•] million, or $[•] per share. This represents an immediate increase in net tangible book value of $[•] per share to existing stockholders and immediate dilution in net tangible book value of $[•] per share to investors purchasing our common stock in this offering at the public offering price.

The following table illustrates this dilution on a per share basis:

Offering price per share			$	[•]
Net tangible book value per share as of September 30, 2018		$0.15
Pro forma increase per share attributable to investors purchasing our common stock in this offering	$	[•]
Pro forma net tangible book value per share as of September 30, 2018, after this offering			$	[•]
Dilution in net tangible book value per share to investors purchasing our common stock in this offering			$	[•]

The amounts above are based on 13,398,339 shares of common stock outstanding as of September 30, 2018, assume the conversion of all outstanding shares of our Preferred Stock into an aggregate of 79,246 additional shares of common stock, and assume no exercise of outstanding options or warrants or other issuances of common stock or securities exercisable or convertible into common stock since that date. The number of common stock expected to be outstanding after this offering excludes:

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•	The Merger Issuance.

•	3,448,885 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2018, having a weighted average exercise price of $1.78 per share;

•	1,725,462 shares of our common stock available as of September 30, 2018 for future issuance under to our Amended and Restated 2012 Stock Incentive Plan;

•	3,319,265 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2018, having a weighted-average exercise price of $4.55 per share;

•	2,678,328 shares of our common stock issuable upon conversion of convertible promissory notes outstanding as of September 30, 2018;

•	[•] shares of our common stock issuable upon the exercise of the warrants to be issued in this offering, at an exercise price of $[•] per share; and

•	up to [•] shares of our common stock issuable upon exercise of the placement agent unit purchase option to be issued in connection with this offering at an exercise price of $[•] per Unit, and up to [•] shares of our common stock issuable upon the exercise of the underlying warrants. The placement agent unit purchase option and underlying warrants and shares are not covered by this prospectus supplement.

To the extent options, warrants, or other convertible securities outstanding as of September 30, 2018 have been or may be exercised or converted, or other shares have been issued, there may be further dilution to investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and Delaware law. The descriptions in this prospectus supplement and the accompanying prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. This summary supplements the description of our capital stock in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

In this offering, we are offering [•] shares of our common stock and warrants to purchase up to [•] shares of our common stock. The common stock and warrants will be sold in Units, with each Unit consisting of one share of common stock and a warrant to purchase 0.5 of a share of our common stock at an exercise price of $[•] per share. The shares of common stock and warrants are immediately separable and will be issued separately.

Common Stock Included in the Units Offered Hereby

A description of the common stock we are offering pursuant to this prospectus supplement is set forth hereunder and under the heading ‘‘Description of Capital Stock” starting on page 10 of the accompanying prospectus. As of March 25, 2019, we had 15,792,586 shares of common stock outstanding.

Warrants Included in the Units Offered Hereby

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC in connection with this offering.

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The warrants will separate from the shares of common stock included within the Unit immediately and be exercisable at any time on or after the date of issuance. The warrants will terminate on the fifth anniversary of the date of issuance and have an initial cash exercise price of $[•] per share. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

The shares of common stock issuable on exercise of the warrants are duly authorized and will be, when issued, delivered and paid for in accordance with the warrants, validly issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

The warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any warrants will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such fundamental transaction.

In the event that we distribute debt, securities, rights or warrants to purchase securities or other assets to holders of common stock, then upon exercise of the warrants, the holders will be entitled to receive the same distribution they would have received had they exercised the warrants immediately prior to the distribution.

Except as otherwise provided in the warrants or by virtue of such holders’ ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

The warrants will be issued in physical form under a warrant agreement between each investor and us.

Placement Agent’s Unit Purchase Option

We agreed to issue to the placement agent in this offering a Unit Purchase Option to purchase a number of our Units equal to an aggregate of 5% of the Units sold in this offering. The placement agent’s Unit Purchase Option will have an exercise price equal to $[•] per Unit, which is 125% of the public offering price of the Units set forth on the cover of this prospectus, and may be exercised on a cashless basis. The placement agent’s Unit Purchase Option is not redeemable by us. The material terms and provisions of the placement agent’s Unit Purchase Option are described under the heading “Plan of Distribution—Fees and Expenses”.

Anti-Takeover Provisions

Delaware Law

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We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders. In addition, note that while Delaware law permits companies to opt out of its business combination statute, our Certificate of Incorporation does not include this opt-out provision.

Certificate of Incorporation and Bylaws

Our current Certificate of Incorporation authorizes the issuance of “blank check” preferred stock that could be issued by our Board of Directors to defend against a takeover attempt.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

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Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “AIPT.” The last reported per share price for our common stock was $0.8159, as quoted on The NASDAQ Capital Market on March 25, 2019. There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

PLAN OF DISTRIBUTION

We engaged Dawson James Securities, Inc., referred to as “Dawson” or the “placement agent,” to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus supplement. Dawson is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of shares and warrants offered by us. Therefore, we may not sell the entire amount of shares and warrants being offered. Dawson may engage one or more sub-placement agents or selected dealers to assist with the offering. Dawson and its registered representative may participate in this offering on the same terms and conditions as the investors participating in this offering.

We have agreed to pay the placement agent a fee equal to eight percent (8%) of the gross proceeds raised in the offering, and to reimburse the placement agent’s road show, due diligence, legal and other expenses in an amount not to exceed $30,000. In addition, we have agreed to reimburse the placement agent for “blue sky” fees and expenses in an amount not to exceed $5,000. The following table shows the per share and warrant and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Unit	Total (1)
Public offering price	$[•]	$[•]
Placement agent commissions	$[•]	$[•]
Proceeds to us, before expenses	$[•]	$[•]

(1) Assumes completion of the maximum offering.

The placement agency agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including the absence of any material adverse changes in our business and the receipt of customary legal opinions, letters and certificates. This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions.

In addition, we have agreed to grant a unit purchase option to the placement agent to purchase up to [•] Units consisting of shares of common stock and warrants equal to 5% of the aggregate number of Units sold to the investors in this offering. The unit purchase option will have the same terms as the Units of shares of common stock and warrants offered hereby, except that such unit purchase option will have an exercise price of $[•] (or 125% of the public offering price per unit), provides for a cashless exercise provisions and will have piggy-back registration rights. The placement agent unit purchase option and underlying warrants and shares are not covered by this prospectus supplement.

The unit purchase option and the underlying securities are deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g), the unit purchase option, and the securities underlying the unit purchase option, shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

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We have also agreed to pay Dawson a tail fee equal to the cash and warrant compensation set forth above if, at any time within 12 months after the consummation of this offering, we receive financing from any investor introduced to us by the placement agent, as well as investors who participate in this offering.

In the event this offering is consummated, if, at any time prior to 24 months after the consummation of this offering (the “ROFR Period”), we intend to undertake an offering of our equity securities, equity-linked securities, or debt securities, we shall grant Dawson the right of first refusal to act as lead managing underwriter or placement agent.

The public offering price of the Units we are offering was negotiated between us and the placement agent based on the trading of our common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the shares of our common stock and warrants we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

The placement agent is an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal will be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

We have agreed to indemnify the placement agent against certain liabilities under the Securities Act of 1933, as amended.

Our officers and directors have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of this prospectus supplement.

Copies of the placement agency agreement and the placement agent unit purchase option will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” of this prospectus supplement.

On September 28, 2018, we entered into securities purchase agreements with two institutional investors pursuant to which we issued in a private placement convertible promissory notes in the original principal amount of an aggregate $2,297,727.50 in exchange for an investment of $2,000,000. Dawson James served as placement agent for this offering and received cash compensation of $180,000 for commissions and expenses, and Dawson James and its associated persons were issued five-year placement agent warrants to purchase a total of 86,066 shares of our common stock with an exercise price of $1.3125 per share.

On February 27, 2019, we entered into a Placement Agency Agreement (the “Placement Agency Agreement”) pursuant to which Dawson served as placement agent on a “best efforts” basis (the “Placement Agent”) for a registered direct offering in which the Company sold 1,385,000 shares of the Company’s common stock (“Common Stock”) and warrants to purchase up to 692,500 shares of Common Stock (the “Warrants”) (the “Offering”). The Common Stock and Warrants were sold in units (the “Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase 0.5 of a share of our Common Stock at an exercise price of $1.00 per whole share. The Warrants are exercisable at any time on or after the date of issuance and expire on the fifth anniversary of issuance. The Units were sold at a price of $0.90 per Unit, resulting in gross proceeds to the Company of approximately $1.25 million, before deducting placement agent fees and estimated offering expenses. The net offering proceeds to the Company, after deducting the placement agent’s fees and other estimated offering expenses payable by the Company, were approximately $1.08 million. The closing of the Offering occurred on March 1, 2019. Pursuant to the Placement Agency Agreement, Dawson James received cash compensation of $99,720 for commissions and expenses. Also pursuant to the Placement Agency Agreement, the Company entered into Unit Purchase Option agreements, dated as of March 1, 2019 (the “Unit Purchase Options”), pursuant to which the Company granted the Placement Agent or its assigns the right to purchase from the Company up to an aggregate of 69,250 Units (which represents 5% of the Units sold to investors in the offering) at an exercise price equal to 125% of the public offering price of the Units in the offering, or $1.125 per Unit. The Unit Purchase Options shall expire on February 27, 2024.

S-16

Potential Conflicts of Interest

On October 26, 2018, the Company, Helomics Acquisition, Inc. (“Merger Sub”), the Company’s wholly owned subsidiary, and Helomics Holding Corporation (“Helomics”) entered into a Merger Agreement. The foregoing Merger and a related share exchange are subject to numerous closing conditions. In the event that the Merger and related share exchange are consummated, Dawson James Securities Inc. (“Dawson”) and a number of individuals associated with Dawson, including, among others, Robert D. Keyser, Jr., Richard Aulicino and R. Douglas Armstrong (who are also members of the Helomics Board of Directors and/or material shareholders of Helomics) will hold in the aggregate approximately 22% of the outstanding shares of the Company’s securities on a post-Merger basis, including non-voting preferred shares to be received by Dawson and its affiliates in connection with the Merger and assuming the exercise of warrants to purchase approximately 817,000 shares of Precision common stock to be received in connection with the Merger. Dawson and/or its affiliates do not have a “conflict of interest” as defined under FINRA Rule 5121(f)(5) because consummation of the Merger and related share exchange are uncertain. However, to the extent the foregoing Merger and related share exchange are consummated, the requirements of such Rule may be triggered, and, as required under the Rule, among other things, a “qualified independent underwriter” may need to participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, future public offerings of the Company involving Dawson. Finally, while Dawson believes that it can and will perform its obligations in connection with this offering without bias or influence, it is possible that Dawson’s interest in the outcome of the Merger and related share exchange could affect its judgment.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon by our counsel, Maslon LLP, Minneapolis, Minnesota. The placement agent is represented in connection with this offering by Schiff Hardin LLP, Washington, D.C.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2017 and December 31, 2016 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of our auditors, Olsen Thielen & Co., Ltd., certified public accountants registered with the Public Company Accounting Oversight Board.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov. and the Company’s website at www.precisiontherapeutics.com. Information on any Precision website, any subsection, page, or other subdivision of any Precision website, or any website linked to by content on any Precision website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

S-17

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us. The following documents are incorporated by reference into this prospectus supplement:

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form unless such form expressly provides to the contrary):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

•	Current Reports on Form 8-K filed on January 2, 2018, January 5, 2018, January 10, 2018, January 10, 2018, January 16, 2018, February 6, 2018, April 4, 2018, April 23, 2018, April 26, 2018, July 5, 2018, August 8, 2018, October 24, 2018, October 30, 2018, October 30, 2018, November 6, 2018, November 14, 2018, November 14, 2018, November 19, 2018, December 4, 2018, December 7, 2018, January 3, 2019, January 14, 2019, January 17, 2019, January 18, 2019, January 22, 2019 (as amended on January 28, 2019), January 25, 2019, February 7, 2019, February 12, 2019, February 26, 2019, March 1, 2019, March 5, 2019, March 8, 2019, March 14, 2019 and March 22, 2019; and

•	The description of the Company’s common stock under the caption “Description of Precision Capital Stock – Common Stock” in the Company’s Amendment No. 2 to Registration Statement on Form S-4 as filed with the SEC on January 24, 2019.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

Precision Therapeutics Inc.

Attention: Corporate Secretary
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121

(651) 389-4800

S-18

$20,000,000

Skyline Medical Inc.

Common Stock

Preferred Stock
Warrants to Purchase Common Stock or Preferred Stock

Debt Securities
Units

We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $20.0 million. These securities may be convertible into or exchangeable for our other securities. This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our common stock.

We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on The NASDAQ Capital Market under the symbol “SKLN.” The last reported per share price for our common stock was $0.178, as quoted on The NASDAQ Capital Market on September 19, 2016. As of September 19, 2016, the aggregate market value of our outstanding common stock held by our non-affiliates, as calculated pursuant to the rules of the Securities and Exchange Commission, was $15,035,924.15. Pursuant to General Instruction I.B.6 of Form S-3 (“Instruction I.B.6”), in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. We have not sold any of our common stock or securities convertible into our common stock during the 12 calendar months prior to and including the date of this prospectus pursuant to Instruction I.B.6.

Investing in our securities involves risk a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 4, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.” Under this shelf registration statement, we are registering the securities described in this prospectus with a total aggregate principal amount or initial purchase price not to exceed $20.0 million. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below

Unless the context requires otherwise or unless otherwise indicated, all references to “Skyline Medical,” “Company,” “we,” “our,” or “us” refer collectively to Skyline Medical Inc.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

THE COMPANY

This summary contains basic information about us. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this summary and “Risk Factors” are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus. References to “we,” “our,” “us,” the “Company,” or “Skyline” refer to Skyline Medical Inc., a Delaware corporation.

Business Overview

Skyline Medical Inc. is a medical device company manufacturing an environmentally conscientious system for the collection and disposal of infectious fluids that result from surgical procedures and post-operative care. We own patent rights to our products, which consist of the STREAMWAY®FMS and distribute our products to medical facilities where bodily and irrigation fluids produced during surgical procedures must be contained, measured, documented, and disposed. Our products minimize the exposure potential to the healthcare workers who handle such fluids. Our goal is to create products that dramatically reduce staff exposure without significant changes to established operative procedures, historically a major stumbling block to innovation and product introduction. In addition to simplifying the handling of these fluids, we believe our technologies provide cost savings to facilities over the aggregate costs incurred today using the traditional canister method of collection, neutralization, and disposal. We sell our products through an experienced in-house sales force. The Company has one regional manager currently on staff. We also intend to utilize independent distributors in the United States and Europe, initially, and eventually to other areas of the world.

The STREAMWAY FMS is a wall mounted fully automated system that disposes of an unlimited amount of suctioned fluid providing uninterrupted performance for surgeons while virtually eliminating healthcare workers exposure to potentially infectious fluids found in the surgical environment. The system also provides an innovative way to dispose of ascetic fluid with no evac bottles, suction canisters, transport or risk of exposure. The Company also manufactures and sells two disposable products required for system operation: a bifurcated single procedure filter with tissue trap and a single use bottle of cleaning solution. Both items are used on a single procedure basis and must be discarded after use.

Skyline’s virtually hands free direct-to-drain technology (a) significantly reduce the risk of healthcare worker exposure to these infectious fluids by replacing canisters, (b) further reduces the risk of worker exposure when compared to powered canister technology that requires transport to and from the operating room, (c) reduce the cost per procedure for handling these fluids, and (d) enhance the surgical team’s ability to collect data to accurately assess the patient’s status during and after procedures.

Skyline believes that the STREAMWAY FMS is unique to the industry in that it allows for continuous suction to the surgical field and provides unlimited capacity to the user so no surgical procedure will ever have to be interrupted to change canisters. It is wall mounted and takes up no valuable operating room space. The FMS can replace the manual process of collecting fluids in canisters and transporting and dumping in sinks outside of the operating room that is still being used by many hospitals and surgical centers.

Skyline believes its products provide substantial cost savings and improvements in safety in facilities that still use manual processes. In cases where healthcare organizations re-use canisters, the FMS cleaning process eliminates the need for cleaning of canisters for re-use. The FMS reduces the safety issues facing operating room nurses, the cost of the handling process, and the amount of infectious waste generated when the traditional method of disposing of canisters is used. The FMS is fully automated, does not require transport to and from the operating room and eliminates any canister that requires emptying. It is positioned to penetrate its market segment due to its virtually hands free operation, simple design, ease of use, continuous suction, continuous flow, unlimited capacity and efficiency in removal of infectious waste with minimal exposure of operating room personnel to potentially infectious material.

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Market—Infectious and Bio-hazardous Waste Management

There has long been recognition of the collective potential for ill effects to healthcare workers from exposure to infectious/bio-hazardous materials federal and state regulatory agencies have issued mandatory guidelines for the control of such materials, and in particular, bloodborne pathogens. The medical device industry has responded to this need by developing various products and technologies to limit exposure or to alert workers to potential exposure. The presence of infectious materials is most prevalent in the surgical suite and post-operative care units where often, large amounts of bodily fluids, including blood, bodily and irrigation fluids are continuously removed from the patient during the surgical procedure. Surgical teams and post-operative care personnel may be exposed to these potentially serious hazards during the procedure via direct contact of blood materials or more indirectly via splash and spray. According to the Occupational Safety and Health Administration (“OSHA”), workers in many different occupations are at risk of exposure to bloodborne pathogens, including Hepatitis B and C, and HIV/AIDS. First aid team members, housekeeping personnel, nurses and other healthcare providers are examples of workers who may be at risk of exposure.

According to the American Hospital Association’s (AHA) Hospital Statistics, 2013 edition, America’s hospitals performed approximately 86 million surgeries. This number does not include the many procedures performed at surgery centers across the country. The majority of these procedures produce potentially infectious materials that must be disposed with the lowest possible risk of cross-contamination to healthcare workers. Current standards of care allow for these fluids to be retained in canisters, located in the operating room where they can be monitored throughout the surgical procedure. Once the procedure is complete, these canisters and their contents are disposed using a variety of methods, all of which include manual handling and result in a heightened risk to healthcare workers for exposure to their contents.

We expect the hospital surgery market to continue to increase due to population growth, the aging of the population, expansion of surgical procedures to new areas, for example, use of the endoscope, which requires more fluid management, and new medical technology.

There are currently approximately 40,000 operating rooms and surgical centers in the U.S. (AHA, Hospital Statistics, 2008). The hospital market has typically been somewhat independent of the U.S. economy; therefore, we believe that our targeted market is not cyclical, and the demand for our products will not be heavily dependent on the state of the economy. We benefit by having our products address both the procedure market of nearly 51.6 million inpatient procedures (CDC, National Hospital Discharge Survey: 2010 table) as well as the hospital operating room market (approximately 40,000 operating rooms).

Current Techniques of Collecting Infectious Fluids

Typically, during the course of the procedure, fluids are continuously removed from the surgical site via wall suction and tubing and collected in large canisters (1,500 – 3,000 milliliters (ml) capacity or 1.5–3.0 liters) adjacent to the surgical table. These canisters, made of glass or high impact plastic, have graduated markers on them allowing the surgical team to make estimates of fluid loss in the patient both intra-operatively as well as for post-operative documentation. Fluid contents are retained in the canisters until the procedure is completed or until the canister is full and needs to be removed. During the procedure the surgical team routinely monitors fluid loss using the measurement calibrations on the canister and by comparing these fluid volumes to quantities of saline fluid introduced to provide irrigation of tissue for enhanced visualization and to prevent drying of exposed tissues. After the procedure is completed the fluids contained in the canisters are measured and a calculation of total blood loss is determined. This is done to ensure that no excess fluids of any type remain within the body cavity or that no excessive blood loss has occurred, both circumstances that may place the patient at an increased risk post-operatively.

Once total blood loss has been calculated, the healthcare personnel must dispose of the fluids.  This is typically done by manually transporting the fluids from the operating room to a waste station and directly pouring the material into a sink that drains to the sanitary sewer where it is subsequently treated by the local waste management facility, a process that exposes the healthcare worker to the most risk for direct contact or splash exposure.  Once emptied these canisters are placed in large, red pigmented, trash bags and disposed of as infectious waste – a process commonly referred to as “red-bagging.”

2

Alternatively, the canisters may be opened in the operating room and a gel-forming powder is poured into the canister, rendering the material gelatinous. These gelled canisters are then red-bagged in their entirety and removed to a bio-hazardous/infectious holding area for disposal. In larger facilities the canisters, whether pre-treated with gel or not, are often removed to large carts and transported to a separate special handling area where they are processed and prepared for disposal. Material that has been red-bagged is disposed of separately, and more expensively, from other medical and non-medical waste by companies specializing in that method of disposal.

Although all of these protection and disposal techniques are helpful, they represent a piecemeal approach to the problem of safely disposing of infectious fluids and fall short of providing adequate protection for the surgical team and other workers exposed to infectious waste.  A major spill of fluid from a canister, whether by direct contact as a result of leakage or breakage, splash associated with the opening of the canister lid to add gel, while pouring liquid contents into a hopper, or during the disposal process, is cause for concern of acute exposure to human blood components–one of the most serious risks any healthcare worker faces in the performance of his or her job.  Once a spill occurs, the entire area must be cleaned and disinfected and the exposed worker faces a potential of infection from bloodborne pathogens.  These pathogens include, but are not limited to, Hepatitis B and C, HIV/AIDS, HPV, and other infectious agents.  Given the current legal liability environment the hospital, unable to identify at-risk patients due to concerns over patient rights and confidentiality, must treat every exposure incident as a potentially infectious incident and treat the exposed employee according to a specific protocol that is both costly to the facility and stressful to the affected employee and his or her co-workers.  In cases of possible exposure to communicable disease, the employee could be placed on paid administrative leave, frequently involving worker’s compensation, and additional workers must be assigned to cover the affected employee’s responsibilities.  The facility bears the cost of both the loss of the affected worker and the replacement healthcare worker in addition to any ongoing health screening and testing of the affected worker to confirm if any disease has been contracted from the exposure incident.   Canisters are the most prevalent means of collecting and disposing of infectious fluids in hospitals today.  Traditional, non-powered canisters and related suction and fluid disposable products are exempt and do not require FDA clearance.

Products

The STREAMWAY Fluid Management System (“FMS”)—The STREAMWAY FMS suctions surgical waste fluid from the patient using standard surgical tubing. The surgical waste fluid passes through our proprietary disposable filters and into the STREAMWAY FMS. The STREAMWAY FMS maintains continuous suction to the surgical field at all times. A simple, easy to use Human Interface Display screen guides the user through the set up process, ensuring that a safe vacuum level is identified and set by the user for each procedure and additionally guides them through the cleaning process.

In contrast to competitive products, the wall-mounted FMS does not take up any operating room floor space and it does not require the use of any external canisters or handling by operating room personnel.  It does require a dedicated system in each operating room where it is to be used.  The FMS is the only known direct-to-drain system that is wall-mounted and designed to collect, measure and dispose of, surgical waste.   Other systems on the market are portable, meaning that they are rolled to the bedside for the surgical case and then rolled to a cleaning area, after the surgery is complete, and use canisters, which still require processing or require a secondary device (such as a docking station) to dispose of the fluid in the sanitary sewer after it has been collected.  They are essentially powered canisters.

The FMS system may be installed on or in the wall during new construction or renovation or installed in a current operating room by connecting the device to the hospital’s existing sanitary sewer drain and wall suction systems. With new construction or renovation, the system will be placed in the wall and the incremental costs are minimal, limited to connectors to the hospital drain and suction systems (which systems are already required in an operating room), the construction of a frame to hold the FMS in position, and minimal labor.

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The Disposable Kit—The disposable kit is an integral, critical component of the FMS and our total value proposition to the customer.  It consists of a proprietary, pre-measured amount of cleaning solution in a plastic bottle that attaches to the FMS.  The disposal cleaning kit also includes an in-line filter with single or multiple suction ports.  The proprietary cleaning solution placed in the specially designed holder is attached and recommended to be used following each surgical procedure.  Due to the nature of the fluids and particles removed during surgical procedures, the FMS is recommended to be cleaned following each use. The disposables have the “razor blade business model” characteristic with an ongoing stream of revenue for every FMS unit installed, and revenues from the sale of the kits are expected to be significantly higher over time than the revenues from the sales of the unit.  Our disposable, dual use filter is designed specifically for use only on our FMS. The filter is used only once per procedure followed by immediate disposal. Our operation instructions and warranty require that our filter is used for every procedure. There are no known off the shelf filters that will fit our FMS. We have developed a more effective and cost efficient filter, with intent to patent. We have exclusive distribution rights to the disposable fluid and facilitate the use of only our fluid for cleaning following procedures by incorporating a special adapter to connect the fluid to the connector on the FMS system.  We will also tie the fluid usage, which we will keep track of with the FMS software, to the product warranty.

Corporate Strategy—Our strategy is focused on expansion within our core product and market segments, while utilizing a progressive approach to manufacturing and marketing to ensure maximum flexibility and profitability.

Our strategy is to:

•	Develop a complete line of wall-mounted fluid evacuation systems for use in hospital operating rooms, radiological rooms and free standing surgery centers as well as clinics and physicians’ offices.
•	Provide products that greatly reduce healthcare worker and patient exposure to harmful materials present in infectious fluids and that contribute to an adverse working environment.
•	Utilize existing medical products, independent distributors and manufacturer’s representatives to achieve the desired market penetration.
•	Continue to utilize operating room consultants, builders and architects as referrals to hospitals and day surgery centers.

Other strategies may also include:

•	Employing a lean operating structure, while utilizing the latest trends and technologies in manufacturing and marketing, to achieve both market share growth and projected profitability.
•	Providing a leasing program and/or “pay per use” program as alternatives to purchasing.
•	Providing service contracts to establish an additional revenue stream.
•	Utilizing the manufacturing experience of our management team to develop sources of supply and manufacturing to reduce costs while still obtaining excellent quality. While cost is not a major consideration in the roll-out of leading edge products, we believe that being a low-cost provider will be important long term.
•	Offering an innovative warranty program that is contingent on the exclusive use of our disposable kit to enhance the success of our after-market disposable products.

Risks

We are subject to a number of risks. You should read the “Risk Factors” section of this prospectus beginning on page 6 for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Corporate Information

The Company was originally incorporated on April 23, 2002 in Minnesota as BioDrain Medical, Inc. Effective August 6, 2013, the Company changed its name to Skyline Medical Inc. Pursuant to an Agreement and Plan of Merger effective December 16, 2013, the Company merged with and into a Delaware corporation with the same name that was its wholly-owned subsidiary, with such Delaware corporation as the surviving corporation of the merger.

Our address is 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121. Our telephone number is (651) 389-4800, and our website address is www.skylinemedical.com.

4

Recent Developments

On August 30, 2016, the Company entered into a letter of intent to form a joint venture with Electronic On-Ramp, Inc. (“EOR”). EOR’s partner contracts with government agencies are expected to provide the Company with access to bid on procurement contracts for up to $550 million or more in federal funds budgeted for health, security, life safety systems support, humanitarian assistance and disaster preparedness.

At a special meeting of stockholders held on September 15, 2016, the Company’s stockholders approved (i) an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 and (ii) an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-twenty-five (1:25), with the exact ratio to be set at a whole number within this range as determined by the Company’s Board of Directors.

On September 16, 2016, the Company filed a Certificate of Amendment to its Certificate of Incorporation of to effect the increase the authorized capital stock from 100,000,000 shares to 200,000,000 shares of common stock, which was approved by the Company’s stockholders as described above.

On September 20, 2016, the Company entered into a partnership and exclusive reseller agreement with GLG Pharma (“GLG”). Under the terms of the agreement, GLG intends to develop rapid diagnostic tests that utilize fluid and tissue collected by the STREAMWAY System during procedures. The Company will issue an aggregate of 10,000,000 shares common stock to GLG in four separate tranches of 2,500,000 shares of common stock in each tranche. The shares reserved in each tranche will be released after the achievement of certain development milestones designated in the agreement. In addition, the Company will pay a royalty to GLG on the sale of individual tests.

5

RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are incorporated by reference in this prospectus, together with the other information in this prospectus, the information and documents incorporated by reference herein, and in any prospectus supplement or free writing prospectus that we have authorized for use in connection with an offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Our common stock is subject to possible delisting from The NASDAQ Capital Market.

We received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) on April 13, 2016, informing the Company that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, the Company does not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market. We also received a notice from Nasdaq on August 18, 2016, informing the Company that due to the Company’s failure to maintain a minimum of $2,500,000 in stockholders’ equity (or meet alternative tests for its market value of listed securities or net income from continuing operations) the Company does not comply with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market.

Nasdaq has broad authority to determine compliance and continued listing. We cannot assure you that we will be able to satisfy requirements described above or, even if we do, that we will remain in compliance with all of Nasdaq’s continued listing requirements in the future. In the event our common stock is delisted from the NASDAQ Capital Market and we are also unable to maintain a listing on another alternative exchange, trading in our common stock could thereafter be conducted in FINRA’s OTC Bulletin Board or in the over-the-counter markets in the so-called pink sheets. In such event, the liquidity of our common stock would likely be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of the transactions, and there would likely be a reduction in our coverage by security analysts and the news media, thereby resulting in lower prices for our common stock than might otherwise prevail.

6

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus are “forward-looking statements” that indicate certain risks and uncertainties related to the Company, many of which are beyond the Company’s control. The Company’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this report. Important factors that may cause actual results to differ from projections include:

•	Inability to raise sufficient additional capital to operate our business;

•	Unexpected costs and operating deficits, and lower than expected sales and revenues, if any;

•	Adverse economic conditions;

•	Adverse results of any legal proceedings;

•	The volatility of our operating results and financial condition;

•	Inability to attract or retain qualified senior management personnel, including sales and marketing personnel; and

•	Other specific risks that may be alluded to in this report.

All statements other than statements of historical facts, included in this report regarding the Company’s growth strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this report, the words “will”, “may”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. The Company does not undertake any obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although Skyline believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable the Company cannot assure potential investors that these plans, intentions or expectations will be achieved. The Company discloses important factors that could cause the Company’s actual results to differ materially from its expectations in the “Risk Factors” section and elsewhere our Annual Report on Form 10-K for the year ended December 31, 2015. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

Information regarding market and industry statistics contained in this report is included based on information available to the Company that it believes is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and the Company cannot assure potential investors of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company has no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated:

	Six Months Ended	Fiscal Year Ended
	June 30, 2016	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011
Ratio of Earnings to Fixed Charges	N/A	N/A	N/A	N/A	N/A	N/A

Our earnings were insufficient to cover fixed charges for the six months ended June 30, 2016 and each of the years ended December 31, 2015, 2014, 2013, 2012 and 2011. Accordingly, we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the six months ended June 30, 2016 was $4,737,650 and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 was approximately $4,790,530, $6,833,568, $9,406,304, $7,422,155 and $4,486,878, respectively.

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of securities offered by the prospectus for general corporate purposes and working capital requirements. We may also use a portion of the net proceeds to:

•	license or acquire intellectual property or technologies to incorporate into our products,

•	make capital expenditures, or

•	fund possible investments in and acquisitions of complementary businesses, partnerships, minority investments.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of the offerings. We have no current plans, commitments or agreements with respect to any acquisition as of the date of this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

General

We are authorized to issue 200,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, of which 2,300,000 shares are authorized as Series B Convertible Preferred Stock, par value $0.01 per share.

Common Stock

As of September 19, 2016, we had 84,471,484 shares of common stock issued and outstanding and held by approximately 142 stockholders of record.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, provided that no proxy shall be voted if executed more than three years prior to the date of the stockholders’ meeting except if such proxy provides for a longer period. Holders of our common stock do not have cumulative voting rights.

The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights and there are no redemption provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered hereby will be fully paid and not liable for further call or assessment.

Except for directors, who are elected by receiving the highest number of affirmative votes of the shares entitled to be voted for them, or as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock then outstanding (if any), all stockholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of stockholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy. In the absence of a quorum for the transaction of business, any meeting may be adjourned from time to time. The stockholders present at a duly called or held meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Our Chairman of the Board or, in his absence, any other director designated from time to time by the board of directors, shall preside at all meetings of stockholders.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 20,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. The Board’s authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our company, and could discourage such attempt.

Series B Convertible Preferred Stock Outstanding

In connection with an offering of units that closed on August 31, 2015, we issued as part of the units 1,895,010 shares of Series B Convertible Preferred Stock pursuant to a Certificate of Designation approved by our Board.

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The Series B Convertible Preferred Stock separated from the other securities included within the units as of February 29, 2016 and are currently convertible. Only 79,246 shares of Series B Convertible Preferred Stock remain outstanding as of September 19, 2016.

Each share of Series B Convertible Preferred Stock is convertible into one share of common stock. The number of shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Upon the occurrence of a “Fundamental Transaction”, each share of Series B Convertible Preferred Stock shall be automatically converted into one share of common stock of the Company, subject to the beneficial ownership limitation discussed in the next paragraph. A “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) any other person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of voting stock after such consolidation or merger, or (2)sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to any other person, or (3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than a Permitted Holder, is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company. The term Permitted Holders means Josh Kornberg, Atlantic Partners Alliance and SOK Partners, LLC and each of their respective affiliates.

The Series B Convertible Preferred Stock is not be convertible by the holder of such preferred stock to the extent (and only to the extent) that the holder or any of its affiliates would beneficially own in excess of 4.99% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

The Series B Convertible Preferred Stock has no voting rights, except that the holders of shares of a majority of the Series B Convertible Preferred Stock will be required to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially adversely affects the powers, preferences or special rights of the Series B Convertible Preferred Stock, whether by merger or consolidation or otherwise; provided, however, that (i) in the event of an amendment to terms of the Series B Convertible Preferred Stock, including by merger or consolidation, so long as the Series B Convertible Preferred Stock remains outstanding with the terms thereof materially unchanged, or the Series B Convertible Preferred Stock is converted into, preference securities of the surviving entity, or its ultimate parent, with such powers, preferences or special rights that are, in the good faith determination of the Board of the Company, taken as a whole, not materially less favorable to the holders of the Series B Convertible Preferred Stock than the powers, preferences or special rights of the Series B Convertible Preferred Stock in effect prior to such amendment or the occurrence of such event, taken as a whole, then such amendment or the occurrence of such event will not be deemed to materially and adversely affect such powers, preferences or special rights of the Series B Convertible Preferred Stock and (ii) the authorization, establishment or issuance by the Corporation of any other series of preferred stock with powers, preferences or special rights that are senior to or on a parity with the Series B Preferred Stock, including, but not limited to, powers, preferences or special rights with respect to dividends, distributions or liquidation preferences, shall not be deemed to materially and adversely affect the power, preferences or special rights of the Series B Preferred Stock, and in the case of either clause (i) or (ii), the holders shall not have any voting rights with respect thereto, and provided further that, (iii) prior to the date that is the six month anniversary of the Issuance Date, no amendment, alteration or repeal of any of the provisions of this Certificate of Designation shall be made that affects the powers, preferences or special rights of the Series B Preferred Stock in any manner, whether by merger or consolidation or otherwise. An amendment to the terms of the Series B Convertible Preferred Stock only requires the vote of the holders of Series B Convertible Preferred Stock.

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With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series B Convertible Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Series B Convertible Preferred Stock. As such, the Series B Convertible Preferred Stock is not subject to any restriction on the repurchase or redemption of shares by the Company due to an arrearage in the payment of dividends or sinking fund installments.

The Series B Convertible Preferred Stock also has no liquidation rights or preemption rights, and there are no special classifications of our Board related to the Series B Convertible Preferred Stock.

The shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock have been duly authorized, validly issued and fully paid and are non-assessable. We have authorized and reserved at least that number of shares of common stock equal to the number of shares of common stock issuable upon conversion of all outstanding Series B Convertible Preferred Stock.

THE HOLDER OF SERIES B CONVERTIBLE PREFERRED STOCK DO NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK UNTIL THE HOLDER CONVERTS THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK.

There is no established public trading market for our Series B Convertible Preferred Stock, and we do not expect a market to develop. We do not intend to apply to list Series B Convertible Preferred Stock on any securities exchange. Without an active market, the liquidity of the Series B Convertible Preferred Stock will be limited.

One of More New Series of Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

•	the number of shares constituting that series;

•	dividend rights and rates;

•	voting rights;

•	conversion terms;

•	rights and terms of redemption (including sinking fund provisions); and

•	rights of the series in the event of liquidation, dissolution or winding up.

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All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

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Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer, or proxy contest, even if such event would be favorable to the interests of stockholders. In addition, note that while Delaware law permits companies to opt out of its business combination statute, our Certificate of Incorporation does not include this opt-out provision.

Certificate of Incorporation and Bylaws

Our current Certificate of Incorporation authorizes the issuance of “blank check” preferred stock that could be issued by our Board of Directors to defend against a takeover attempt. See “Preferred Stock” above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

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Listing

The shares of our common stock are listed on The NASDAQ Capital Market under the symbol “SKLN.” On September 19, 2016, the last reported sale price per share for our common stock as reported by The NASDAQ Capital Market was $0.178.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock or preferred stock, or a combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of the warrants. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

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•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

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DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordination”;

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•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing; or

•	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

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As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

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•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

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(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

•	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	change the stated maturity of any debt security;

•	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•	reduce the principal of an original issue discount security on acceleration of maturity;

•	reduce the rate of interest or extend the time for payment of interest on any debt security;

•	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

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•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

•	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

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Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

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(1) all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3) all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4) all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5) all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6) all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7) any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8) any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and

•	subordinated debt securities.

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DESCRIPTION OF UNITS

This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with an offering of the units. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the common stock offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market, subject to compliance with applicable NASDAQ continued listing requirements. We may elect to list any series on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

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LEGAL MATTERS

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Maslon LLP, Minneapolis, Minnesota. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

Our financial statements for the fiscal years ended December 31, 2015 and December 31, 2014 incorporated by reference in this prospectus have been so incorporated in reliance on the report of our auditors, Olsen Thielen & Co., Ltd., certified public accountants registered with the Public Company Accounting Oversight Board.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F Street N.E., Room 1580, Washington, D.C. 20549. The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Our filings are also available on the SEC’s internet site at http://www.sec.gov. and the Company’s website at www.skylinemedical.com. Information on any Skyline Medical website, any subsection, page, or other subdivision of any Skyline Medical website, or any website linked to by content on any Skyline Medical website, is not part of this prospectus and you should not rely on that information unless that information is also in this prospectus or incorporated by reference in this prospectus.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

(c)	Current Reports on Form 8-K filed on January 12, 2016, January 14, 2016, January 27, 2016, March 24, 2016, April 18, 2016, May 11, 2016, June 17, 2016, July 29, 2016, August 19, 2016, September 16, 2016 and September 26, 2016, and Amendment to Current Report on Form 8-K/A filed on August 9, 2016; and

(d)	The description of the Company’s common stock under the caption “Description of Securities – Common Stock” in the Company’s Amendment No. 1 to registration statement on Form S-4 filed on March 25, 2016.

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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, by writing or telephoning us at the following address or phone number:

Skyline Medical Inc.

Attention: Corporate Secretary
2915 Commers Drive, Suite 900
Eagan, Minnesota 55121

(651) 389-4800

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[•] Shares

Warrants to Purchase [•] Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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[•], 2019